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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       November 6, 2001 (November 1, 2001)
                Date of Report (Date of Earliest Event Reported)

                             HARRIS INTERACTIVE Inc.
               (Exact Name of Registrant as Specified in Charter)


          Delaware             000-27577                 16-1538028
-----------------------------  ------------------------  ----------------------
(State or other jurisdiction   (Commission File Number)  (IRS Employer
of incorporation)                                         Identification Number)


               135 Corporate Woods, Rochester, New York              14623
          ----------------------------------------------         -------------
            (Address of Principal Executive Offices)               (Zip Code)


       Registrant's Telephone Number Including Area Code: (716) 272-8400
                                                           --------------


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

TOTAL RESEARCH CORPORATION ACQUISITION. On November 1, 2001, Harris Interactive Inc., a Delaware corporation ("Harris Interactive"), acquired all of the issued and outstanding shares of common stock, par value $.001 per share (the "Total Research Common Stock"), of Total Research Corporation, a Delaware corporation ("Total Research"), pursuant to the Agreement and Plan of Merger, dated as of August 5, 2001 (the "Merger Agreement"), by and among Harris Interactive, Total Merger Sub Inc., a Delaware corporation and direct, wholly owned subsidiary of Harris Interactive ("Merger Sub"), and Total Research. Pursuant to the Merger Agreement, Merger Sub was merged with and into Total Research (the "Merger"), with Total Research continuing as the surviving corporation and became a direct, wholly owned subsidiary of Harris Interactive. As a result of the Merger, the Total Research Common Stock has been deregistered under the Securities Exchange Act of 1934, as amended, and delisted from the Nasdaq National Market.

Upon the consummation of the Merger, each share of Total Research Common Stock issued and outstanding was converted into the right to receive 1.222 shares of Harris Interactive common stock (the "Exchange Ratio"), par value $.001 per share (the "Harris Interactive Common Stock") (other than shares of Total Research Common Stock owned by Total Research, Harris Interactive or Merger Sub or any of their respective wholly owned subsidiaries, which were cancelled and retired without payment). Fractional shares of Harris Interactive Common Stock resulting from the application of the Exchange Ratio are payable in cash (without interest), in an amount equal to the product of (i) the fractional part of the Harris Interactive Common Stock, multiplied by $2.01 (the closing price of a share of Harris Interactive Common Stock on November 1, 2001 (the date the Merger was consummated)). The aggregate value of Harris Interactive Common Stock issued to the former stockholders of Total Research in respect of their shares of Total Research Common Stock was, at November 1, 2001, equal to approximately $33.3 million. In addition, pursuant to the Merger Agreement, all outstanding options to purchase shares of Total Research Common Stock were, upon consummation of the Merger, fully vested and converted into an option to purchase shares of Harris Interactive Common Stock (rounded up to the nearest whole share) equal to the product of (i) the number of shares of Total Research Common Stock subject to such option, multiplied by (ii) 1.222, the Exchange Ratio, at an exercise price per share of Harris Interactive Common Stock (rounded down to the nearest penny) equal to (x) the former exercise price per share of Total Research Common Stock under such option immediately prior to consummation of the Merger, divided by (y) 1.222, the Exchange Ratio. As a result, the former option holders of Total Research received from Harris Interactive options to purchase approximately 2.9 million shares of Harris Interactive Common Stock.

A copy of the press release issued by Harris Interactive of November 2, 2001, announcing the consummation of the Merger is attached to this Report as
Exhibit 99.1 and is incorporated into this Report by reference.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (a)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

          Audited Financial Statements of Total Research as of June 30, 2001 and 2000 and for each of the years in the three-year period ended June 30 2001 required by Item 7(a) have been previously reported (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) in Harris Interactive's Registration Statement on Form S-4 (File
          No. 333-69056) and the Joint Proxy Statement/Prospectus included in the Registration Statement, filed with the Securities and Exchange Commission.

    (b)   PRO FORMA FINANCIAL INFORMATION

          The Pro Forma Financial Information required by Item 7(b) has been previously reported (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) in Harris Interactive's Registration Statement on Form S-4 (File No. 333-69056) and the Joint Proxy Statement/Prospectus included in the Registration Statement, filed with the Securities and Exchange Commission.

    (c)   Exhibits

          See Exhibit Index


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                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             HARRIS INTERACTIVE INC.
                                                      (Registrant)


                                             By: /s/ Bruce A. Newman
                                                -------------------------------
                                             Name:  Bruce A. Newman
                                             Title:  Chief Financial Officer
                                             (Principal Financial Officer)

Dated: November 6, 2001


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                             HARRIS INTERACTIVE INC.
                           CURRENT REPORT ON FORM 8-K
                                  EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION

99.1           Press Release issued by Harris Interactive Inc. on
               November 2, 2001 announcing the consummation of the Merger.














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